UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 14, 2025
Coeur Mining, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-8641	82-0109423
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
200 South Wacker Drive
Suite 2100
Chicago, Illinois 60606
(Address of Principal Executive Offices)
(312) 489-5800
(Registrant's telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $.01 per share)	CDE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Coeur held its 2025 Annual Stockholders’ Meeting on May 13, 2025 (the “Annual Meeting”). At the Annual Meeting, Coeur’s stockholders approved an amendment (the “Amendment”) to the Coeur Mining, Inc. 2018 Long-Term Incentive Plan (the “2018 LTIP”). The Amendment extended the term of the 2018 LTIP to the seventh anniversary of the Annual Meeting and increased the number of shares available for issuance under the 2018 LTIP such that 23,072,230 shares are available for issuance pursuant to awards granted under the 2018 LTIP on or after January 1, 2025. In all other respects, the terms of the 2018 LTIP remain unchanged from those in effect prior to the Amendment. The Amendment was adopted on March 25, 2025 and became effective upon approval by stockholders at the Annual Meeting.
The foregoing description of the terms of the 2018 LTIP as amended by the Amendment is qualified in its entirety by reference to the actual terms of the 2018 LTIP as amended by the Amendment, which is included as Exhibit 99.1 and incorporated herein by reference.
Item 5.07.     Submission of Matters to a Vote of Security Holders.
Coeur’s stockholders voted on the following four proposals at the Annual Meeting. The number of votes cast for and against each proposal and the number of abstentions and broker non-votes are set forth below.
Proposal 1. Election of Directors.
The stockholders elected the following nine individuals to Coeur’s Board of Directors (the "Board") for one-year term expiring at the 2026 Annual Stockholders’ Meeting. The voting results were as follows:

	For	Against	Abstain	Approval Percentage (1)
Linda L. Adamany	374,518,718	10,852,102	744,700	97.18%
Pierre Beaudoin	375,697,469	9,831,113	586,938	97.45%
Paramita Das	373,685,678	11,598,247	831,595	96.99%
N. Eric Fier	302,947,702	82,580,885	586,933	78.58%
Jeane L. Hull	382,074,119	3,385,849	655,552	99.12%
Mitchell J. Krebs	373,873,287	11,577,194	665,039	97.00%
Eduardo Luna	383,779,780	1,722,132	613,608	99.55%
Robert E. Mellor	338,939,282	46,486,889	689,349	87.94%
J. Kenneth Thompson	361,647,651	23,765,926	701,943	93.83%

Broker Non-Votes:		84,966,959
As discussed in the Company's supplemental proxy materials filed with the Securities and Exchange Commission ("SEC") on April 23, 2025 (the "Proxy Supplement"), Institutional Shareholder Services, Inc. ("ISS") recommended a vote against Mr. Fier based on ISS's policy that considered Mr. Fier non-independent due to having served as an executive of SilverCrest Metals, Inc., which the Company acquired on February 14, 2025. As explained in the Proxy Supplement, the Board determined that Mr. Fier satisfies all applicable independence requirements of the New York Stock Exchange and SEC, and has unique experiences and skill sets to contribute to the Board and its Audit Committee.
Proposal 2. Ratification of Appointment of Independent Registered Public Accounting Firm for 2025.
The stockholders ratified the appointment of Grant Thornton LLP as Coeur’s independent registered public accounting firm for the 2025 fiscal year. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes	Approval Percentage (1)
468,177,640	1,952,839	952,000	—	99.58%
Proposal 3. Approval of an Amendment to the Coeur Mining, Inc. 2018 Long-Term Incentive Plan.
The stockholders approved the Amendment to the 2018 LTIP. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes	Approval Percentage (1)
375,767,127	9,533,766	814,627	84,966,959	97.53%
Proposal 4. Approval of Advisory Resolution on Named Executive Officer Compensation.
The stockholders approved an advisory resolution on named executive officer compensation. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes	Approval Percentage (1)
376,260,533	8,684,262	1,170,725	84,966,959	97.74%
_____________________________________________________
(1) Percentage of votes cast for the nominee or proposal (excluding abstentions and broker non-votes).
Item 9.01.    Financial Statements and Exhibits.
(d)    List of Exhibits

Exhibit No.	Description
99.1	Amended and Restated Coeur Mining, Inc. 2018 Long-Term Incentive Plan, effective as of May 13, 2025.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

Exhibit Index

Exhibit No.	Description
99.1	Amended and Restated Coeur Mining, Inc. 2018 Long-Term Incentive Plan, effective as of May 13, 2025.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COEUR MINING, INC.
Date: May 14, 2025	By: /s/ Casey M. Nault
Name: Casey M. Nault Title: Senior Vice President, General Counsel and Secretary